UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the

                         Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):

                                  June 26, 1998

                        AmeriComm Direct Marketing, Inc.



        Delaware                      333-08925                23-2574778
---------------------------    ----------------------    -----------------------
     (State or other                 (Commission              (IRS Employer
     jurisdiction of                 File Number)            Identification No.)
       incorporation)


                           5775 Peachtree Dunwoody Rd.
                                   Suite C-150
                                Atlanta, Georgia          30342
               (Address of principal executive offices) (Zip code)



               Registrant's telephone number, including area code:

                                 (404) 256-1123

Item 5.   Other Events.

On June 26, 1998, all of the outstanding stock of AmeriComm Holdings, Inc. ("AHI"), the parent of AmeriComm Direct Marketing, Inc. ("ADMI"), was acquired by DMAC Holdings, Inc. ("DMAC Holdings") pursuant to a merger agreement by and among AHI, DMAC Holdings and DMAC Merger Corp. A copy of the merger agreement is attached as Exhibit 2.1 and is incorporated herein by reference. The aggregate purchase price was approximately $206 million (including approximately $167 million of assumed indebtedness) plus transaction costs. Upon consummation of this acquisition, DMAC Merger Corp. was merged into AHI and AHI became a direct, wholly-owned subsidiary of DMAC Acquisition Corporation ("DAC"), which is a direct, wholly-owned subsidiary of DMAC Holdings. Concurrently, DMAC Holdings, through its wholly-owned subsidiary, DAC, acquired DIMAC Marketing Corporation.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a) None.

          (b) None.

          (c) Exhibits.

          2.1 Agreement and Plan of Merger, dated as of May 18, 1998, by and among DMAC Holdings, Inc., DMAC Merger Corp. and AmericComm Holdings, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      AMERICOMM DIRECT MARKETING, INCORPORATED



Date: July 9, 1998                    By: /s/ Robert Miklas
                                      ---------------------------------------
                                          Name:  Robert Miklas
                                          Title:  President



                                  EXHIBIT INDEX

2.1 Agreement and Plan of Merger, dated as of May 18, 1998, by and among DMAC Holdings, Inc., DMAC Merger Corp. and AmericComm Holdings, Inc.